Exhibit 27(h)(89)

AMENDMENT TO PARTICIPATION AGREEMENT

THIS AGREEMENT is made by and among Security Life of Denver Insurance Company, a life insurance company organized under the laws of the State of Colorado (the "Company"), Variable Insurance Products Fund, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund"), and Fidelity Distributors Corporation, a Massachusetts corporation (the "Underwriter") (collectively, the "Parties").

WHEREAS, the Parties executed a participation agreement dated August 10, 1994 (the "Participation Agreement"), governing how shares of the Fund’s portfolios are to be made available to certain variable life insurance and/or variable annuity contracts (the "Contracts") offered by the Company through certain separate accounts (the "Separate Accounts");

WHEREAS, the various Separate Accounts are listed in Schedule A of the Participation Agreement;

WHEREAS, the other investment companies available under the Variable Life Insurance Contracts offered by the Company are listed in Schedule C of the Participation Agreement;

NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

  The Participation Agreement is hereby amended by substituting for the current Schedules A and C amended Schedules A and C in the form attached hereto to be effective May 1, 2003.

Executed this _______ day of April 2003.

Security Life of Denver Insurance Company		Variable Insurance Products Fund

BY:		BY:
	Lawrence D. Taylor		Maria Dwyer
	Vice President and Illustration		Treasurer
Actuary
Fidelity Distributors Corporation

BY:
Don Holborn
Executive Vice President

Schedule A

Separate Accounts and Associated Contracts

Name of Separate Account and Date Established by Board of Directors	Contracts Funded By Separate Account

Security Life Separate Account A1 (November 3, 1993)	The Exchequer Variable Annuity (Flexible Premium Deferred Combination Fixed and Variable Annuity Contract)

Security Life Separate Account L1 (November 3, 1993)
  FirstLine Variable Universal Life
  Strategic Advantage Variable Universal Life
  FirstLine II Variable Universal Life
  Strategic Advantage II Variable Universal Life
  Variable Survivorship Universal Life
  Corporate Benefits Variable Universal Life
  Strategic Benefit Variable Universal Life
  Estate Designer Variable Universal Life (Joint and Survivor)
  Asset Portfolio Manager Variable Universal Life
  Strategic Investor Variable Universal Life

Security Life Separate Account SLDM1 (July 28, 2000)	Magnastar Private Placement Variable Universal Life

Security Life Separate Account SLDM2 (July 28, 2000)

Security Life Separate Account SLDM3 (July 28, 2000)

Security Life Separate Account SLDM4 (July 28, 2000)

Security Life Separate Account SLDP1 (July 28, 2000)	PeakPlus Private Placement Variable Universal Life and ING Private Market Advantage Variable Universal Life

Schedule C

Other investment companies currently available under variable annuities or variable life insurance issued by the Company (not all funds/portfolios are available in all products):

AIM VI Capital Appreciation Portfolio – Series I
AIM VI Government Securities Portfolio – Series I

Alger American Growth Portfolio – Class O Shares
Alger American Leveraged AllCap Portfolio – Class O Shares
Alger American MidCap Growth Portfolio – Class O Shares
Alger American Small Capitalization Portfolio – Class O Shares

American Funds Insurance Series
Growth Fund – Class 2
Growth Income Fund – Class 2
International Fund – Class 2

Fidelity Investments Variable Insurance Products Fund
Asset Manager Portfolio – Initial and Service Classes
Index 500 Portfolio – Initial Class

ING Investors Trust (f/k/a The GCG Trust)
ING Hard Assets Portfolio – Institutional Class
ING Limited Maturity Bond Portfolio – Service Class
ING Liquid Asset Portfolio – Service Class
ING Marsico Growth Portfolio – Institutional Class
ING MFS Mid-Cap Growth Portfolio – Institutional Class
ING MFS Research Portfolio – Institutional Class
ING MFS Total Return Portfolio – Institutional Class
ING Salomon Brothers Investors Portfolio – Institutional Class
ING T. Rowe Price Capital Appreciation Portfolio – Institutional Class
ING T. Rowe Price Equity Income Portfolio – Institutional Class

ING Income Shares
ING VP Bond Portfolio - Class R Shares

ING Partners, Inc.
ING JP Morgan Mid Cap Value Portfolio – Initial Class
ING PIMCO Total Return Portfolio – Initial Class
ING Salomon Brothers Aggressive Growth Portfolio – Initial Class
ING UBS Tactical Asset Allocation Portfolio – Initial Class
ING Van Kampen Comstock Portfolio – Initial Class

ING Variable Portfolios, Inc.
ING VP Index Plus LargeCap Portfolio - Class R Shares
ING VP Index Plus MidCap Portfolio - Class R Shares
ING VP Index Plus SmallCap Portfolio - Class R Shares

ING Variable Products Trust
ING VP Growth Opportunities Portfolio - Class R Shares
ING VP MagnaCap Portfolio - Class R Shares
ING VP MidCap Opportunities Portfolio - Class R Shares
ING VP SmallCap Opportunities Portfolio - Class R Shares

INVESCO VIF Core Equity Fund
INVESCO VIF Health Sciences Fund
INVESCO VIF High Yield Fund
INVESCO VIF Small Company Growth Fund
INVESCO VIF Total Return Fund
INVESCO VIF Utilities Fund

Janus Aspen Series
Growth Portfolio – Service Shares
International Growth Portfolio – Service Shares
Mid Cap Growth Portfolio (f/k/a Aggressive Growth Portfolio) – Service Shares
Worldwide Growth Portfolio – Service Shares

M Fund, Inc.
Brandes International Equity Fund
Business Opportunity Value Fund
Frontier Capital Appreciation Fund
Turner Core Growth Fund

Neuberger Berman Growth Portfolio
Neuberger Berman Limited Maturity Bond Portfolio
Neuberger Berman Partners Portfolio

Pioneer Investment Management, Inc.
Mid Cap Value VCT Portfolio – Class I Shares
Small Cap Value VCT Portfolio – Class I Shares

Putnam Variable Trust
Growth and Income Fund – Class IB Shares
New Opportunities Fund – Class IB Shares
Small Cap Value Fund – Class IB Shares
Voyager Fund – Class IB Shares

Van Eck Worldwide Insurance Trust
Bond Fund
Emerging Markets Fund
Hard Assets Fund
Real Estate Fund